Exhibit 99.1

CONTACT:
Joseph W. Kaufmann
President and Chief Executive Officer
(484) 713-2100

           KENSEY NASH REPORTS SECOND QUARTER FISCAL YEAR 2006 RESULTS
                  PROVIDES UPDATE ON NEW ENDOVASCULAR PRODUCTS

EXTON, PA, January 30, 2006 -- Kensey Nash Corporation (NASDAQ: KNSY) today reported results for its second quarter of fiscal year 2006 as well as guidance for its third quarter of fiscal 2006. The Company also provided an update on its Endovascular product lines.

Second Quarter Results. Second quarter pro forma earnings of $0.12 per share were in line with previously announced expectations. Reported earnings (loss) per share for the quarter was ($0.05). Total revenues were $13.6 million for the second fiscal quarter compared to $15.2 million in the comparable quarter of the prior fiscal year, a decrease of 10%. Total net sales were $8.0 million compared to $10.2 million in the prior year period, a decrease of 22%, primarily related to shipments to one customer. Royalty income increased 13%, to $5.7 million from $5.0 million in the previous year comparable period. Royalty income included $4.9 million in Angio-Seal(TM) royalties, up 9% from the comparable quarter of the prior fiscal year, and $750,000 in royalties from Orthovita (NASDAQ: VITA), up 45% from the prior year period.

During the quarter, the Company recognized both accelerated depreciation charges of $1.7 million and moving costs of $270,000 related to its transition to a new facility. In addition, an equity compensation expense of $647,000 was recorded, as is now required by the applicable accounting rules. On a pro forma basis, excluding these charges, earnings per share were $0.12 compared to $0.27 as reported in the prior year comparable period.

The following chart details the reconcilement from reported loss and loss per share to the pro forma earnings and income per share for the quarter ended December 31, 2005 (see attached schedules for the detailed reconciliation between the non-GAAP and reported GAAP results):

                                                                  ADJUSTMENTS
                                                     -------------------------------------
                                                         FACILITY              EQUITY
                                                        TRANSITION         COMPENSATION
                                     AS REPORTED         CHARGES              EXPENSE            PRO FORMA
                                   --------------    ----------------    -----------------    ----------------
Pre-Tax Income (Loss)                ($555,860)         $1,943,112            $646,793           $2,034,045
Income Tax Benefit  (Expense)             -              (464,258)           (154,535)            (618,793)
Net Income (Loss)                    ($555,860)         $1,478,854            $492,258           $1,415,252
Weighted Average Shares*             11,476,546         12,245,612           12,245,612          12,245,612
(Loss) Earnings per Share              ($0.05)             $0.12               $0.04               $0.12

*As reported loss per share utilizes a basic weighted average shares calculation due to the reported net loss position. Pro forma earnings per share calculation utilizes a fully diluted weighted average share count.

Endovascular Update. Net sales of the TriActiv(R) Embolic Protection System were $218,000 during the quarter, and included $164,000 of U.S. sales through the Company's endovascular direct sales force. The Company continues to open new accounts, numbering almost 90 at December 31, 2005 and continues to plan for the near term launch of three additional products via this direct sales force.

The product line expansion, which is expected in late spring of 2006, will include a second generation embolic protection device, the TriActiv FX(R) system, which enhances ease of use. In addition, it will include two thrombectomy products, the ThromCat(TM) Thombectomy Catheter System, a fully disposable easy to use mechanical device designed to remove moderate to heavy burdens of clot from the vasculature, and the QuickCat(TM) Extraction Catheter, an aspiration product for the removal of soft thrombus.

During the last 40 days the Company has completed 510(k) submissions on all the products mentioned above, completed the ASPIRE clinical trial for its second-generation embolic protection device and initiated a pilot trial for a new embolic protection device used during carotid stenting. In addition to showcasing these 510(k) pending products at the American College of Cardiology Conference (ACC), to be held in Atlanta from March 11th through the 14th, 2006, the Company will release the data from the ASPIRE trial. The launch of these products will be supported by the Company's planned expansion of its sales force from 19 currently to 25 to 30 by the end of the fiscal year.

The Company is also making progress on the expansion of indications of its TriActiv(R) System. The Company is currently enrolling patients in a U.S. pilot study of its TriActiv(R) ProGuard(TM) System in the carotid anatomy. The TriActiv(R) ProGuard(TM) System incorporates a Local Flush and eXtraction (LFX) technology designed for use in branched arteries, such as those of the carotid blood vessels. The Company anticipates enrollment in the study will be completed by the end of the third fiscal quarter. The Company also expects to complete enrollment in a European CE Mark study of the ProGuard(TM) system by the end of the third fiscal quarter and anticipates approval in Europe during the first half of fiscal 2007. The carotid market represents an important annual market opportunity of over 500,000 people who suffer from carotid artery disease.

Biomaterials Update. Net sales of cardiology products during the quarter were $3.5 million, a 13% decline from the prior year and a 21% increase sequentially over the first quarter of fiscal 2006. As anticipated, sales of the collagen component for the Angio-Seal, under the exclusive supply agreement with St. Jude Medical, increased more than 20% both sequentially and from the prior year. Sales of the anchor component were down approximately 70% from prior year due to exceptionally large orders during the second fiscal quarter of 2005.

Net sales of orthopaedic products, which were $3.8 million in the second quarter of fiscal 2006, declined 33% from the prior year second quarter, however were consistent with the first quarter of fiscal 2006. Orthopaedic sales included $665,000 of sales of Vitoss(R) Foam(TM) products to Orthovita, Inc., an increase over the September quarter sales of $425,000 but a decrease compared to $2.4 million in the prior year period. As anticipated and previously reported by the Company, this decrease in sales to Orthovita is related to Orthovita Vitoss Foam(TM) product launches in the prior year. The large volume of products shipped to Orthovita last year in support of these product launches continues to flow through the distribution channels and the Company is beginning to see sequential increases in its quarterly shipments to Orthovita. Meanwhile, Orthovita's end-user sales of the Vitoss(R) Foam(TM) products increased 55% over the prior year comparable quarter, signifying the success of the products in the marketplace. As mentioned in the previous quarter, Kensey Nash continues to anticipate that the launch of several new products with both existing and new customers, expected in the spring of 2006, will continue to diversify the Company's revenue base in the orthopaedic sector.

Cash and investments on Kensey Nash's balance sheet as of December 31, 2005 were $31.5 million, total assets were $112.9 million, stockholder's equity was $104.9 million and no debt was reported at December 31, 2005.

Year-to-Date Results. Total revenues for the six months ended December 31, 2005 were $26.4 million compared to $30.3 million in the prior year period. Net sales were $15.5 million down from $20.3 million in the comparable six months of the prior fiscal year. Royalty income was $10.9 million compared to $9.7 million, a 12% increase. Royalty income included $9.5 million in Angio-Seal(TM) royalties, up 10% from the comparable period of the prior fiscal year, and $1.4 million in royalties from Orthovita, up 25% from the prior year period.

As described above, the Company recognized accelerated depreciation charges of $3.3 million and moving costs of $270,000 as well as equity compensation expense of $1.1 million during the six months ended December 31, 2005. On a pro forma basis, excluding these charges, earnings per share were $0.21 compared to $0.53 as reported in the prior year comparable period. The reported loss per share for the six month period was ($0.06).

The following chart details the reconcilement from reported loss and loss per share to the pro forma earnings and income per share for the six months ended December 31, 2005 (see attached schedules for the detailed reconciliation between the non-GAAP and reported GAAP results):

                                                                  ADJUSTMENTS
                                                     -------------------------------------
                                                         FACILITY              EQUITY
                                                        TRANSITION         COMPENSATION
                                     AS REPORTED         CHARGES              EXPENSE            PRO FORMA
                                   --------------    ----------------    -----------------    ----------------
Pre-Tax Income (Loss)                ($1,075,940)        $3,616,237          $1,067,541          $3,607,838
Income Tax Benefit (Expense)           337,327          (1,027,409)          (303,299)            (993,381)
Net Income (Loss)                     ($738,613)         $2,588,828           $764,242           $2,614,457
Weighted Average Shares*              11,466,702         12,299,244          12,299,244          12,299,244
(Loss) Earnings per Share              ($0.06)             $0.21               $0.06               $0.21

*As reported loss per share utilizes a basic weighted average shares calculation because of a reported net loss position. Pro forma earnings per share calculation utilizes a fully diluted weighted average shares.

Facility Transition Plan. In conjunction with its move to a new 198,000 square foot facility, the Company is recording an acceleration of depreciation charge related to the abandonment of leasehold improvement assets at its four leased facilities, which will be phased throughout fiscal year 2006. The total value of assets to be abandoned was $4.9 million at April 30, 2005 of which an acceleration of depreciation charge of $813,000 was recorded during the Company's quarter ended June 30, 2005. During the three and six months ended December 31, 2005, the Company recorded a pre-tax $1.7 and $3.3 million, or $0.10 and $0.19 per share tax effected charge for the acceleration of depreciation, respectively. The Company will record the remaining acceleration of depreciation charge over the next two fiscal quarters ($454,000 and $324,000 in the third and fourth fiscal quarters, respectively). In addition, moving charges associated with the transition to the new facility of approximately $270,000, or $0.02 per share tax-effected were incurred during the Company's second fiscal quarter. It is anticipated that moving costs to transition the remaining employees, furniture and equipment to the new facility will take place during the third and fourth fiscal quarters and will cost approximately $200,000 to $250,000, with total estimated moving costs of $470,000 to $520,000 for the entire fiscal year 2006. The Company successfully completed the transition of the entire manufacturing operation to the new facility during the second fiscal quarter 2006.

Equity Compensation Expense. Since the quarter ended September 30, 2005, the Company has been accounting for equity compensation under the provisions of Statement of Financial Accounting Standards No. 123(R), which requires the cost of share-based payment transactions to be recognized in the financial statements. The Company utilized the Black-Scholes method to determine such compensation expense and recorded a charge of $647,000 and $1.1 million, or $0.04 and $0.06 per share tax effected, for equity compensation for the three and six month period ended December 31, 2005, respectively. The Company estimates a total fiscal year 2006 equity compensation charge of $2.4 million (or $0.15 per share tax effected).

Third Quarter Fiscal 2006 Forecast. The Company's expectations for the third fiscal quarter are net sales in a range of $9.0 to $9.5 million, royalties in a range of $5.8 to $6.0 million and earnings per share on a pro forma basis to be in a range of $0.19 to $0.21. As reported earnings per share is forecasted at $0.13 to $0.15, including estimated facility transition costs and equity compensation expenses of $505,000 and $655,000, respectively. Due to the recent submissions for 510(k) clearance of three endovascular products, the ThromCat(TM), QuickCat(TM) and TriActiv FX(R) devices, and the uncertainties related to the timing of regulatory clearance for these products as well as regulatory submission and approvals of other products, the Company will not be providing detailed guidance beyond the third quarter.

Conference Call and Webcast. A live webcast of the second quarter fiscal year 2006 conference call will be broadcast January 30, 2006 at 9:00 AM Eastern Standard Time. Please visit the financial information page at www.kenseynash.com for the link. To participate in the conference call, interested parties may call 1-888-428-4474. The teleconference call will also be available for replay starting Monday, January 30, 2006 at 12:30 p.m. Eastern Standard Time through Tuesday, February 7, 2006 at 11:59 p.m. Eastern Standard Time by dialing 1-800-475-6701 with an access code of 813618.

About Kensey Nash Corporation. Kensey Nash Corporation is a leading developer and manufacturer of absorbable biomaterials-based products with applications in the cardiology, orthopaedics, spine, drug and biologics delivery, periodontal/dental, surgical and wound care markets. The Company was a pioneer in the field of arterial puncture closure, as the inventor and developer of the Angio-Seal(TM) Vascular Closure Device, which is licensed to St. Jude Medical, Inc. The TriActiv(R) System, a novel embolic protection system, is cleared for sale in the U.S. The TriActiv FX(R) System, the second generation of the TriActiv(R) System, is approved for sale in the European Union. Regulatory clearance for the TriActiv FX(R) is pending in the U.S.

Cautionary Note for Forward-Looking Statements. This press release contains forward-looking statements that reflect the Company's current expectations about its prospects and opportunities including the Company's guidance regarding operating results for the third quarter of fiscal 2006. The Company has tried to identify these forward looking statements by using words such as "expect," "anticipate," "estimate," "plan," "will," "forecast," "believe," "guidance," "projection" or similar expressions, but these words are not the exclusive means for identifying such statements. The Company cautions that a number of risks, uncertainties, and other important factors could cause the Company's actual results to differ materially from those in the forward-looking statements including, without limitation, the ability of the Company and its customers to obtain necessary regulatory approvals (including future regulatory approvals for the TriActiv(R) and thrombectomy product pipelines) and the timing thereof, the Company's dependence on three major customers: St. Jude Medical, Arthrex and Orthovita, St. Jude Medical's success in marketing the Angio-Seal(TM) device, Orthovita's success in selling co-developed products, demand for and the Company's ability to develop and manufacture biomaterial products, including Angio-Seal(TM) components, sales and marketing success of the TriActiv(R) System, and competition from other technologies in the marketplace. For a more detailed discussion of these and other factors, please see the Company's SEC filings, including the disclosure under "Risk Factors" in those filings. Except as expressly required by the federal securities laws, the Company undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, changed circumstances or future events or for any other reason.

                       - FINANCIAL INFORMATION TO FOLLOW -

                             KENSEY NASH CORPORATION

                 CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
                                   (Unaudited)

                                           Three Months                      Six Months
                                        Ended December 31,                Ended December 31,
                                 -------------------------------   -------------------------------
                                      2005             2004             2005             2004
                                 --------------   --------------   --------------   --------------
Revenues:
    Net sales                    $    7,962,264   $   10,193,030   $   15,460,721   $   20,299,662
    Research and
     development                              -                -                -          253,292
    Royalty income                    5,664,701        5,027,687       10,892,416        9,745,157
         Total revenues              13,626,965       15,220,717       26,353,137       30,298,111
Operating costs and
 expenses:
    Cost of products
     sold                             5,247,868        4,303,856       10,041,497        8,350,360
    Research and
     development                      4,913,131        3,734,925        9,863,552        8,118,449
    Selling, general
     and administrative               4,331,881        2,789,267        8,143,902        5,263,456
         Total
          operating
          costs and
          expenses                   14,492,880       10,828,048       28,048,951       21,732,265
(Loss)/income from
 operations                            (865,915)       4,392,669       (1,695,814)       8,565,846
Interest and other
 income, net                            310,055          306,813          619,874          641,760
Pre-tax (loss)/income                  (555,860)       4,699,482       (1,075,940)       9,207,606
Income tax
 (benefit)/expense                            -        1,409,845         (337,327)       2,762,282
Net (loss)/income                $     (555,860)  $    3,289,637   $     (738,613)  $    6,445,324
Basic (loss)/earnings
 per share                       $        (0.05)  $         0.29   $        (0.06)  $         0.56
Diluted (loss)/earnings
 per share                       $        (0.05)  $         0.27   $        (0.06)  $         0.53
Weighted average common
 shares outstanding                  11,476,546       11,383,208       11,466,702       11,441,755
Diluted weighted
 average common shares
 outstanding                         11,476,546       12,189,891       11,466,702       12,226,596

                      CONDENSED CONSOLIDATED BALANCE SHEETS
                                   (Unaudited)

                                            December 31,       June 30,
                                                2005             2005
                                           --------------   --------------
Assets
Current assets:
     Cash, cash equivalents and
      investments                          $   31,500,414   $   44,889,435
     Trade receivables                          4,325,441        7,863,940
     Other receivables                          6,601,336        6,594,240
     Inventory                                  7,136,605        5,657,791
     Prepaids and other assets                  2,140,307        3,568,141
     Deferred tax asset, current                1,199,466          656,047
          Total current assets                 52,903,569       69,229,594
Property, plant and equipment, net             52,602,880       38,607,641
Acquired patents and proprietary
 rights, net                                    4,140,424        4,515,583
Deferred tax asset, non-current                         -           37,347
Goodwill                                        3,284,303        3,284,303
Total assets                               $  112,931,176   $  115,674,468

Liabilities and stockholders' equity
Current liabilities:
     Accounts payable and accrued
      expenses                             $    6,713,797   $   10,811,430
     Deferred revenue                             182,962          271,681
          Total current liabilities             6,896,759       11,083,111
Long term portion of deferred
 revenue                                          695,924          738,719
Deferred tax liability, non-current               457,690                -
Total stockholders' equity                    104,880,803      103,852,638
Total liabilities and stockholders'
 equity                                    $  112,931,176   $  115,674,468

                 Non-GAAP Financial Measures and Reconciliations

  We use various numerical measures in conference calls, investor meetings and other forums which are or may be considered "Non-GAAP financial measures" under
 Regulation G. We have provided below for your reference supplemental financial disclosure for these measures, including the most directly comparable GAAP measure and an associated reconciliation.

                             Kensey Nash Corporation
                 Non-GAAP Financial Measures and Reconciliations
          Adjusted (Loss)/Income and Earnings Per Share Reconciliation

                                                              Non-GAAP Adjustments
                                      ---------------------------------------------------------------------
                                                          Acceleration
                                        As Reported           of                               Pro forma
                                         Six Months      Depreciation         Equity           Six Months
                                           Ended          and Moving       Compensation          Ended
                                        December 31,         Costs            Expense         December 31,
                                           2005              2005              2005              2005
                                      ---------------   ---------------   ---------------   ---------------
Revenues:
    Net sales                         $    15,460,721   $             -   $             -   $    15,460,721
    Research and
     development                                    -                 -                 -                 -
    Royalty income                         10,892,416                 -                 -        10,892,416
         Total revenues                    26,353,137                 -                 -        26,353,137
Operating costs and
 expenses:
    Cost of products
     sold                                  10,041,497        (1,952,866)          (79,475)        8,009,156
    Research and
     development                            9,863,552        (1,148,371)         (377,740)        8,337,441
    Selling, general and
     administrative                         8,143,902          (515,000)         (610,326)        7,018,576
         Total operating
          costs and
          expenses                         28,048,951        (3,616,237)       (1,067,541)       23,365,173
(Loss)/income from
 operations                                (1,695,814)        3,616,237         1,067,541         2,987,964
Interest and other
 income, net                                  619,874                 -                 -           619,874
Pre-tax (loss)/income                      (1,075,940)        3,616,237         1,067,541         3,607,838
Income tax
 (benefit)/expense                           (337,327)        1,027,409           303,299           993,381
Net (loss)/income                     $      (738,613)  $     2,588,828   $       764,242   $     2,614,457
Basic (loss)/earnings
 per share                            $         (0.06)  $          0.23   $          0.07   $          0.23
Diluted (loss)/earnings
 per share                            $         (0.06)  $          0.21   $          0.06   $          0.21
Weighted average common
 shares outstanding                        11,466,702        11,466,702        11,466,702        11,466,702
Diluted weighted average
 common shares
 outstanding                               11,466,702        12,299,244        12,299,244        12,299,244

Note: To supplement our consolidated financial statements presented in accordance with GAAP, Kensey Nash Corporation uses non-GAAP measures of pro forma net income and earnings per share, which are adjusted from our GAAP results to exclude certain expenses. These non-GAAP adjustments are provided to enhance the user's overall understanding of our historical and current financial performance and our prospects for the future. We believe the non-GAAP results provide useful information to both management and investors by excluding certain expenses that we believe are not indicative of our core operating results.

We have adjusted our GAAP results for equity compensation expense and an acceleration of depreciation charge. The Company has excluded the impact of equity compensation related to adopting Statement of Financial Accounting Standards No. 123(R), Share-Based Payment, which became effective for the Company July 1, 2005 and the impact of the acceleration of depreciation charge related to the Company's move to a new facility expected in June 2006. For the period ending December 31, 2005 equity compensation has been and will continue to be included in the Company's consolidated results of operations. The acceleration of depreciation charge began in May 2005 and will be complete by June 2006. Both of these non-GAAP measures are non-cash charges and will have no impact on the cash flows of the Company.

These non-GAAP measures will provide investors and management with an alternative method for assessing Kensey Nash's operating results in a manner consistent with the presentation prior to the adoption of FAS 123(R) and the acceleration of depreciation charge related to the transition to the new facility. Further, these non-GAAP results are one of the primary indicators management uses for planning and forecasting in future periods. The presentation of this additional information should not be considered in isolation or as a substitute for results prepared in accordance with accounting principles generally accepted in the United States.

                 Non-GAAP Financial Measures and Reconciliations

  We use various numerical measures in conference calls, investor meetings and other forums which are or may be considered "Non-GAAP financial measures" under
 Regulation G. We have provided below for your reference supplemental financial disclosure for these measures, including the most directly comparable GAAP measure and an associated reconciliation.

                             Kensey Nash Corporation
                 Non-GAAP Financial Measures and Reconciliations
          Adjusted (Loss)/Income and Earnings Per Share Reconciliation

                                                              Non-GAAP Adjustments
                                      ---------------------------------------------------------------------
                                                          Acceleration
                                        As Reported           of                               Pro forma
                                        Three Months     Depreciation         Equity          Three Months
                                           Ended          and Moving       Compensation          Ended
                                        December 31,         Costs            Expense         December 31,
                                           2005              2005              2005              2005
                                      ---------------   ---------------   ---------------   ---------------
Revenues:
    Net sales                         $     7,962,264   $             -   $             -   $     7,962,264
    Research and
     development                                    -                 -                 -                 -
    Royalty income                          5,664,701                 -                 -         5,664,701
         Total revenues                    13,626,965                 -                 -        13,626,965
Operating costs and
 expenses:
    Cost of products sold                   5,247,868        (1,071,470)          (53,870)        4,122,528
    Research and
     development                            4,913,131          (597,514)         (241,597)        4,074,020
    Selling, general and
     administrative                         4,331,881          (274,128)         (351,326)        3,706,427
         Total operating
          costs and
          expenses                         14,492,880        (1,943,112)         (646,793)       11,902,975
(Loss)/income from
 operations                                  (865,915)        1,943,112           646,793         1,723,990
Interest and other income,
 net                                          310,055                 -                 -           310,055
Pre-tax (loss)/income                        (555,860)        1,943,112           646,793         2,034,045
Income tax
 (benefit)/expense                                  -           464,258           154,535           618,793
Net (loss)/income                     $      (555,860)  $     1,478,854   $       492,258   $     1,415,252
Basic (loss)/earnings per
 share                                $         (0.05)  $          0.13   $          0.04   $          0.12
Diluted (loss)/earnings
 per share                            $         (0.05)  $          0.12   $          0.04   $          0.12
Weighted average common
 shares outstanding                        11,476,546        11,476,546        11,476,546        11,476,546
Diluted weighted average
 common shares outstanding                 11,476,546        12,245,612        12,245,612        12,245,612

Note: To supplement our consolidated financial statements presented in accordance with GAAP, Kensey Nash Corporation uses non-GAAP measures of pro forma net income and earnings per share, which are adjusted from our GAAP results to exclude certain expenses. These non-GAAP adjustments are provided to enhance the user's overall understanding of our historical and current financial performance and our prospects for the future. We believe the non-GAAP results provide useful information to both management and investors by excluding certain expenses that we believe are not indicative of our core operating results.

We have adjusted our GAAP results for equity compensation expense and an acceleration of depreciation charge. The Company has excluded the impact of equity compensation related to adopting Statement of Financial Accounting Standards No. 123(R), Share-Based Payment, which became effective for the Company July 1, 2005 and the impact of the acceleration of depreciation charge related to the Company's move to a new facility expected in June 2006. For the period ending December 31, 2005 equity compensation has been and will continue to be included in the Company's consolidated results of operations. The acceleration of depreciation charge began in May 2005 and will be complete by June 2006. Both of these non-GAAP measures are non-cash charges and will have no impact on the cash flows of the Company.

These non-GAAP measures will provide investors and management with an alternative method for assessing Kensey Nash's operating results in a manner consistent with the presentation prior to the adoption of FAS 123(R) and the acceleration of depreciation charge related to the transition to the new facility. Further, these non-GAAP results are one of the primary indicators management uses for planning and forecasting in future periods. The presentation of this additional information should not be considered in isolation or as a substitute for results prepared in accordance with accounting principles generally accepted in the United States.